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                            ASSET PURCHASE AGREEMENT

                                  by and among

                              MORGAN PRODUCTS LTD.,

                             ADAM WHOLESALERS, INC.,

                                   and certain

                                  SUBSIDIARIES

                            OF ADAM WHOLESALERS, INC.

                          Dated as of December 22, 1998

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                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

ARTICLE I   PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES.............1

   Section 1.1    Agreement of Purchase and Sale...............................1
   Section 1.2    Assumed Liabilities..........................................2
   Section 1.3    Purchase Price; Allocation...................................2
   Section 1.4    Purchase Price Adjustment....................................2
   Section 1.5    Instruments of Conveyance and Transfer; Further
                  Assurances; Access...........................................3

ARTICLE II   CLOSING...........................................................4

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................4

   Section 3.1    Organization; Good Standing; Qualifications..................4
   Section 3.2    Authority; Consents; Enforceability..........................4
   Section 3.3    Capitalization...............................................5
   Section 3.4    Financial Statements.........................................5
   Section 3.5    Absence of Certain Changes...................................6
   Section 3.6    Material Contracts...........................................7
   Section 3.7    Title to Purchased Assets and Related Matters................8
   Section 3.8    Real Property................................................8
   Section 3.9    Machinery, Equipment, Etc....................................8
   Section 3.10   Inventories of the Seller....................................8
   Section 3.11   Approvals, Permits and Authorizations........................9
   Section 3.12   Compliance with Laws.........................................9
   Section 3.13   Taxes........................................................9
   Section 3.14   Litigation...................................................9
   Section 3.15   Employee Relations...........................................9
   Section 3.16   Compensation................................................10
   Section 3.17   Trade Name..................................................10
   Section 3.18   No Undisclosed Liabilities..................................10
   Section 3.19   Certain Transactions........................................10
   Section 3.20   Business Generally..........................................11
   Section 3.21   Employee Benefits...........................................11
   Section 3.22   Suppliers and Customers.....................................11
   Section 3.23   Environmental Matters.......................................11
   Section 3.24   Misstatements and Omissions.................................12
   Section 3.25   Systems; Year 2000 Compliance...............................12

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE BUYER......................13

   Section 4.1    Organization and Good Standing..............................13
   Section 4.2    Authority; Consents; Enforceability.........................13
   Section 4.3    Litigation..................................................14

ARTICLE V   PRE-CLOSING COVENANTS OF THE SELLER...............................14

   Section 5.1    Provide Access to Information...............................14
   Section 5.2    Operation of Business.......................................14
   Section 5.3    Retention of Employees......................................15
   Section 5.4    Additional Information......................................15
   Section 5.5    Publicity...................................................15
   Section 5.6    Other Negotiations..........................................15
   Section 5.7    Closing Conditions..........................................15
   Section 5.8    Environmental Audit.........................................15
   Section 5.9    HSR Act.....................................................15


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ARTICLE VI   PRE-CLOSING COVENANTS OF THE BUYER...............................16

   Section 6.1    Publicity...................................................16
   Section 6.2    Closing Conditions..........................................16
   Section 6.3    HSR Act.....................................................16

ARTICLE VII   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER................16

   Section 7.1    Representations and Warranties..............................16
   Section 7.2    Performance of Obligations of the Seller....................16
   Section 7.3    Closing Certificate.........................................17
   Section 7.4    Opinion of Counsel..........................................17
   Section 7.5    Supporting Documents........................................17
   Section 7.6    Bill of Sale, Etc...........................................17
   Section 7.7    Books and Records...........................................17
   Section 7.8    Change of Name of Seller; Use of Seller's
                  Name by Buyer...............................................17
   Section 7.9    Consents....................................................17
   Section 7.10   No Litigation...............................................18
   Section 7.11   Authorizations..............................................18
   Section 7.12   No Material Adverse Change or Undisclosed Liability.........18
   Section 7.13   Approval of Legal Matters...................................18
   Section 7.14   Bulk Sales Requirements.....................................18
   Section 7.15   Satisfactory Review.........................................18
   Section 7.16   Adverse Laws................................................18
   Section 7.17   Receivables Collection and Returns Agreement................18
   Section 7.18   Non-Competition Agreements..................................18
   Section 7.19   Employment of Certain Employees.............................19
   Section 7.20   Certain Approvals...........................................19
   Section 7.21   Escrow Agreement............................................19
   Section 7.22   Leases......................................................19
   Section 7.23   Hart-Scott-Rodino Waiting Period............................19
   Section 7.24   The Stock Transaction.......................................19

ARTICLE VIII   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER..............19

   Section 8.1    Representations and Warranties..............................19
   Section 8.2    Performance of Obligations of the Buyer.....................19
   Section 8.3    Closing Certificate.........................................20
   Section 8.4    Payment of Purchase Price...................................20
   Section 8.5    Supporting Documents........................................20
   Section 8.6    Approval of Legal Matters...................................20
   Section 8.7    No Litigation...............................................20
   Section 8.8    Receivables Collection and Returns Agreement................20
   Section 8.9    Hart-Scott-Rodino Waiting Period............................20
   Section 8.10   Assignment and Assumption of Liabilities....................20
   Section 8.11   The Stock Transaction.......................................20

ARTICLE IX ...................................................................20

TRANSFER TAXES; PRORATION OF CHARGES SURVIVAL OF REPRESENTATIONS
AND WARRANTIES................................................................21

   Section 9.1    Certain Taxes and Fees......................................21
   Section 9.2    Proration of Certain Charges................................21
   Section 9.3    Survival of Representations and Warranties..................21

ARTICLE X   INDEMNIFICATION...................................................21

   Section 10.1   Agreement to Indemnify by the Seller
                  Indemnifying Parties........................................21
   Section 10.2   Agreement to Indemnify by the Buyer.........................22


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   Section 10.3   Procedures Regarding Third Party Claims.....................23
   Section 10.4   Certain Limitations.........................................23

ARTICLE XI   TERMINATION......................................................23

ARTICLE XII   MISCELLANEOUS PROVISIONS........................................24

   Section 12.1   Access to Books and Records.................................24
   Section 12.2   Confidentiality.............................................24
   Section 12.3   Certain Severance Costs.....................................24
   Section 12.4   Remedies....................................................24
   Section 12.5   Notices.....................................................24
   Section 12.6   Parties in Interest; No Third Party Beneficiaries...........26
   Section 12.7   Assignability...............................................26
   Section 12.8   Entire Agreement; Amendment.................................26
   Section 12.9   Governing Law; Arbitration..................................26
   Section 12.10  Knowledge...................................................27
   Section 12.11  Appointment of Attorney-in Fact.............................27
   Section 12.12  Waivers.....................................................27
   Section 12.13  Severability................................................28
   Section 12.14  Expenses....................................................28
   Section 12.15  Schedules...................................................28
   Section 12.16  Bulk Sales..................................................28
   Section 12.17  Covenant Regarding Net Worth................................28


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                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 22nd day of December, 1998, by and among MORGAN PRODUCTS LTD., a Delaware corporation (the "Buyer"), ADAM WHOLESALERS, INC., an Ohio corporation (the "Seller"), and the subsidiaries of the Seller listed on the signature page to this Agreement (the "Subsidiaries").

                              W I T N E S S E T H:

      WHEREAS, the Seller and the Subsidiaries own and operate assets related to their collective sash and door business (the "Business"); and

      WHEREAS, the Buyer desires to purchase from the Seller and such Subsidiaries certain of such assets, and to assume certain liabilities related to the Business, all upon the terms and conditions hereinafter set forth; and

      WHEREAS, the Seller is willing to sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) the same to the Buyer upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS;
                           ASSUMPTION OF LIABILITIES

      Section 1.1 Agreement of Purchase and Sale. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing (as such term is defined in Article 2 hereof), the Seller shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the Buyer, and the Buyer shall purchase and accept delivery of, all of the Seller's and the Subsidiaries' right, title and interest in and to all the assets of the Seller and the Subsidiaries described on Schedule 1.1(a) hereto, but excluding, however, the assets described on Schedule 1.1(b) hereto (the "Excluded Assets") (said assets, other than the Excluded Assets, constituting the "Purchased Assets"). The Purchased Assets (excluding the Excluded Assets) constitute all of the assets used in the Business and will be sold free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, contractual restrictions, claims or encumbrances of any kind or character (collectively, "Encumbrances").

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      Section 1.2 Assumed Liabilities. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing the Buyer shall assume and undertake to perform the liabilities and obligations of the Seller and the Subsidiaries specifically described on Schedule 1.2 hereto (such liabilities and obligations being hereinafter referred to as the "Assumed Liabilities"). Other than the Assumed Liabilities, the Buyer shall not assume or be responsible for, and the Seller and the Subsidiaries shall retain and remain responsible for, any and all obligations and liabilities of the Seller and the Subsidiaries of any nature whatsoever, whether past, current or future, whether accrued, contingent, known or unknown.

      Section 1.3 Purchase Price; Allocation.

            (a) Purchase Price. At the Closing, in addition to the assumption by the Buyer of the Assumed Liabilities, as full consideration to be paid by the Buyer for the Purchased Assets, the Buyer shall pay to the Seller the aggregate purchase price of Fifty Four Million One Hundred Eighty Four Thousand Dollars ($54,184,000) (as the same may be adjusted pursuant to Section 1.4 below) (the "Purchase Price"), Fifty Two Million One Hundred Eighty Four Thousand Dollars ($52,184,000) of which shall be payable to the Seller by wire transfer to an account of the Seller which shall be designated by the Seller in writing at least one (1) full Business Day prior to the Closing Date (as defined herein) and Two Million Dollars ($2,000,000) of which (the "Escrowed Funds") shall be placed in escrow pursuant to an escrow agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement"), and payable to the Seller as provided in the Escrow Agreement. For purposes of this Agreement, a Business Day is a day other than a Saturday, a Sunday or a day on which banks are required or authorized to be closed in the State of Virginia.

            (b) Stock Transaction. The Buyer shall also grant to George E. Thurner, Jr., a primary stockholder of the Seller ("Thurner"), an option to purchase 300,000 shares of the Buyer's common stock at a price per share of $3.00 or shall otherwise confer upon Thurner the economic benefit of such a grant (such transaction to be referred to herein as the "Stock Transaction"). The terms and conditions of the Stock Transaction (as well as documentation with respect thereto) shall be mutually agreed by the parties hereto in their reasonable discretion and acting in good faith, at or prior to the Closing.

            (c) Allocation. Schedule 1.3(c) hereto sets forth the allocation of the Purchase Price and the Assumed Liabilities among the Purchased Assets, as mutually agreed between the Seller and the Buyer.

      Section 1.4 Purchase Price Adjustment. The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 1.4:

            (a) Closing Date Schedule. As promptly as practicable, but in any event within ten (10) calendar days following the Closing Date, the Buyer and the Seller shall prepare, jointly and in cooperation with their accountants, a schedule of Inventory (as defined in Schedule 1.1(a)) of the Business as of the Closing Date (the "Closing Inventory Schedule"). The parties shall jointly conduct a physical inventory as of the Closing Date for the purpose of preparing the Closing Inventory Schedule. The parties shall be permitted to make whatever tests the parties


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deem necessary to confirm the accuracy of the Inventory Value (as defined in
Schedule 1.4) and the counting procedures used. The Closing Inventory Schedule shall set forth the information, and shall be prepared in the manner, set forth in Schedule 1.4 attached hereto.

            (b) Cooperation. During the preparation of the Closing Inventory Schedule and any period of dispute with respect thereto, each of the Seller and the Buyer shall cooperate with the other party and provide the other party with access to all books, records and personnel as the other party reasonably requests.

            (c) Disputes. In the event that, by the end of twenty (20) says following the Closing Date the parties cannot come to final, written agreement with respect to the conclusive Closing Inventory Schedule, either party may, by written notice to the other party, submit all unresolved disputes to Ernst & Young LLP in Chicago, Illinois. The parties shall instruct the arbitrator to issue its determination within fifteen (15) days of its engagement. The arbitrator shall determine who shall bear the costs of arbitration and/or in what proportions. The determination of the arbitrator shall be final, binding and conclusive upon the parties.

            (d) Purchase Price Adjustment.

                  (i) The Purchase Price shall be adjusted downward by an amount, if any, by which the Inventory Value, as shown on the final Closing Inventory Schedule, is less than $42,289,000.

                  (ii) The Purchase Price shall be adjusted upward by an amount, if any, by which the Inventory Value, as shown on the final Closing Inventory Schedule, exceeds $42,289,000.

            (e) Payments. Any downward adjustment to the Purchase Price shall be paid by the Seller to the Buyer within three (3) Business Days of the Closing Inventory Schedule becoming final and shall be satisfied by the release of such amount to the Buyer from the Escrowed Funds. If the Escrowed Funds are not sufficient to fully satisfy such downward adjustment, the Seller shall pay any such shortfall amount in cash by wire transfer in immediately available funds. Any upward adjustment to the Purchase Price shall be paid by the Buyer to the Seller within three (3) Business Days of the Closing Inventory Schedule becoming final and shall be paid in cash by wire transfer in immediately available funds.

      Section 1.5 Instruments of Conveyance and Transfer; Further Assurances; Access.

            (a) Instruments of Conveyance and Transfer. At the Closing, the Seller shall deliver to the Buyer a Bill of Sale and Assignment, substantially in the form of Exhibit B hereto (the "Bill of Sale"), and such other endorsements, certificates of title, assignments and other good and sufficient instruments of conveyance and transfer, as shall be necessary to vest in the Buyer good, valid, marketable and insurable title to the Purchased Assets in accordance herewith. Simultaneously therewith, the Seller shall take all steps as may be required to transfer to the Buyer actual possession and exclusive operating control of the Purchased Assets.

            (b) Further Assurances. The Seller further agrees that, from and after the Closing, it will execute and deliver to the Buyer such additional instruments and documents and


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take such further action as the Buyer may reasonably require in order to more fully vest, record and/or perfect the Buyer's title to, or interest in, the Purchased Assets.

                                   ARTICLE II

                                    CLOSING

      The sale and purchase of the Purchased Assets contemplated hereby shall take place at a closing (the "Closing") mutually acceptable location, at 10:00 a.m. local time on December 31, 1998 or on the date that is five business days after all of the conditions to Closing set forth in Articles VII and VIII have been satisfied or waived by the party so entitled to waive them, (the "Closing Date") unless another date or place is agreed to in writing by the Seller and the Buyer. The transactions contemplated by this agreement will take financial effect (regardless of Closing Date) as of December 31, 1998 (the "Effective Date") (including, without limitation, valuation of Inventory pursuant to
Section 1.4 as of the Effective Date and income from business for Buyer's account as of the Effective Date).

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                                   THE SELLER

      The Seller hereby represents and warrants to the Buyer as follows:

      Section 3.1 Organization; Good Standing; Qualifications. Each of the Subsidiaries and the Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Seller is not and none of the Subsidiaries is qualified as a foreign corporation in any foreign jurisdiction, nor is the seller or any Subsidiary required by the nature of the Business and the Purchased Assets to be so qualified.

      Section 3.2 Authority; Consents; Enforceability.

            (a) Authority. Each of the Subsidiaries and the Seller has full corporate power and authority to carry on its business as now conducted. Each of the Subsidiaries and the Seller has full power, authority to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform his, hers or its obligations hereunder and thereunder. The execution and delivery by the Seller and the Subsidiaries of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Seller and the Subsidiaries of the transactions contemplated hereby and thereby and the performance by the Seller and the Subsidiaries of their respective obligations hereunder and thereunder have been duly and validly authorized by all necessary action, including, without limitation, all necessary shareholder and corporate action. The execution and delivery by the Seller and the Subsidiaries of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by the Seller and the Subsidiaries of their respective obligations hereunder and thereunder do not and will not, except as set forth on Schedule 3.2(a) hereto, (i) conflict with


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or violate any of the provisions of the certificate of incorporation or by-laws, each as amended, of the Seller or any Subsidiary, (ii) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Seller, any Subsidiary, the Purchased Assets or the Assumed Liabilities, (iii) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Seller or any Subsidiary under, or violate or conflict with or result in a breach of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Seller or any Subsidiary is a party or by which the Seller, any Subsidiary or any of the Purchased Assets or Assumed Liabilities are bound or affected, or (iv) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets.

            (b) Consents. Except as set forth in Schedule 3.2(b) hereto, no consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party, is required in connection with the execution and delivery by the Seller, the Subsidiaries of this Agreement and the other agreements, documents and instruments to be executed and delivered in connection herewith, the consummation of the transactions contemplated hereby and thereby and the performance by the Seller and the Subsidiaries of their respective obligations hereunder or thereunder. All consents, authorizations, approvals, notices, filings and registrations set forth on Schedule 3.2(b) have been, or as of the Closing will have been, duly obtained, effected, given or made and will be, as of the Closing, in full force and effect. Originals or certified copies thereof will have been delivered to the Buyer prior to the Closing.

            (c) Enforceability. This Agreement constitutes, and all instruments of conveyance and other agreements, documents and instruments to be executed and delivered by the Seller or any Subsidiary in connection herewith shall, when so executed and delivered, constitute, the legal, valid and binding obligations of the Seller or the Subsidiaries, as the case may be, enforceable against the Seller or the Subsidiaries, as the case may be, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

      Section 3.3 Capitalization. All issued and outstanding shares of capital stock of the Seller are held of record and beneficially by the shareholders of the Seller listed on Schedule 3.3 hereto in the amounts set forth opposite their names on Schedule 3.3 free and clear of any Encumbrances. All issued and outstanding shares of capital stock of the Subsidiaries are held of record and beneficially by the shareholders of the Subsidiaries listed on Schedule 3.3 hereto in the amounts set forth opposite their names on Schedule 3.3, free and clear of any Encumbrances. Neither the Subsidiaries not the Seller has any outstanding subscriptions, options, warrants, calls, contracts, commitments, convertible securities or other instruments, agreements or arrangements of any character or nature whatsoever under which any Subsidiary or the Seller is or may be obligated to issue any shares of its capital stock.

      Section 3.4 Financial Statements.

            (a) The Seller has delivered to the Buyer as set forth on Schedule 3.4:


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                  (i) The audited balance sheets of the Business as of December
      31, 1997 and 1996, and the related audited statements of income, stockholders' equity and changes in cash flow of the Seller for the fiscal years then ended (including the notes thereto and any other information included therein), accompanied, in each case, by the opinion of Deloitte & Touche LLP, the Seller's independent certified public accountants (collectively, the "Annual Financial Statements"); and

                  (ii) The unaudited balance sheet of the Business as of October 31, 1998 and the related unaudited statements of income for the ten month period then ended (collectively, the "Interim Financial Statements"), as certified by the Seller's President (the Annual Financial Statements and the Interim Financial Statements are hereinafter collectively referred to as the "Financial Statements").

            (b) The Financial Statements (i) are in accordance with the books and records of the Seller and the Subsidiaries, (ii) are true, correct and complete, (iii) fully and fairly present the financial condition and results of the operations of the Seller and the Subsidiaries as of and for the periods indicated, and (iv) have been prepared in accordance with generally accepted accounting principles consistently applied.

      Section 3.5 Absence of Certain Changes. Since December 31, 1997 the Seller has operated the Business in the ordinary course and, except as set forth on
Schedule 3.5 hereto, there has not been incurred, nor has there occurred:

            (a) Any termination, amendment, cancellation or waiver of any material contract (of the type described in Section 3.6 hereof) or any termination, amendment, cancellation or waiver of any rights or claims of the Seller or any Subsidiary under any such material contract (except in each case in the ordinary course of business and consistent with past practices);

            (b) Any change in the accounting methods, procedures or practices followed by the Seller and the Subsidiaries or any change in depreciation or amortization policies or rates theretofore adopted by the Seller and the Subsidiaries;

            (c) Any material change in policies, operations or practices with respect to business operations followed by the Seller and the Subsidiaries, including, without limitation, with respect to selling methods, returns, discounts, sales incentive programs or other terms of sale, or with respect to the policies, operations or practices of the Seller and the Subsidiaries concerning their employees;

            (d) Any strikes, work stoppages or other labor disputes involving the employees of the Business;

            (e) Any write-down or write-up of the value of any inventory or equipment of the Business;

            (f) Any forward purchase or sales contracts or commitments;

            (g) Any sales contracts or commitments which will be in excess of the capacity of the Business as of the date of the Closing;


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

            (h) Any other change in the condition (financial or otherwise), business operations, assets, earnings, business or prospects of the Business which, in the judgment of the Seller, has, or could reasonably be expected to have, a material adverse effect on the Purchased Assets or the Business; or

            (i) Any agreement, whether in writing or otherwise, by the Seller or any Subsidiary to take or do any of the actions enumerated in this Section 3.5.

      Section 3.6 Material Contracts.

            (a) List of Material Contracts. Set forth on Schedule 3.6(a) hereto is a list of all of the following contracts, agreements, documents, instruments, understandings or arrangements, written or oral, relating to the Purchased Assets or the Assumed Liabilities (collectively, the "Material Contracts"):

                  (i) INTENTIONALLY LEFT BLANK;

                  (ii) contracts relating to the leasing (as lessor or lessee) or to the conditional purchase or sale by the Business of any property, real, personal or mixed (the "Lease Agreements");

                  (iii) agreements which restrict the Seller or any Subsidiary from doing business with any other person or entity in any geographic area or from producing or selling any product;

                  (iv) any employment or consulting agreements with respect to the Business and any confidentiality or non-competition agreements (the "Confidentiality and Non-Compete Agreements") entered into for the benefit of the Business ;

                  (v) any agreements with suppliers to the Business (excluding purchase orders in the ordinary course);

                  (vi) any other agreement, understanding or arrangement, written or oral, which, in the judgment of the Seller, is material to the Business, the Purchased Assets or the Assumed Liabilities and not otherwise described in this Section 3.6.

                  True copies of all written Material Contracts and written summaries of all oral Material Contracts described or required to be described on Schedule 3.6(a) have been furnished to the Buyer.

            (b) Performance, Defaults, Enforceability. The Seller or the Subsidiaries have in all material respects performed all of their obligations required to be performed by them to the date hereof, and are not in default or alleged to be in default in any material respect, under any Material Contract, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Seller, no other party to any Material Contract is in default in any respect of any of its obligations thereunder. Each of the Material Contracts is valid and in full force and effect and enforceable against the parties thereto in accordance with their respective terms.


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

      Section 3.7 Title to Purchased Assets and Related Matters. The Seller or the Subsidiaries have good title to all of the Purchased Assets, free and clear of all Encumbrances, except those described on Schedule 3.7 and liens for taxes not yet due and payable. Except as set forth in Schedule 3.7, the Purchased Assets are in the exclusive possession and control of the Seller or a Subsidiary and no person or entity other than the Seller or a Subsidiary is entitled to possession of any portion of the Purchased Assets.

      Section 3.8 Real Property.

            (a) Owned Real Property. The Subsidiaries do not own any real property. The Seller owns certain real property (indicated on Schedule 3.8(b) hereto) that the Seller leases to certain of the Subsidiaries for use in connection with the Business. None of such owned real property is included in the Purchased Assets.

            (b) Leased Premises. Schedule 3.8(b) hereto contains a complete list of all real property of which the Seller or any Subsidiary is a tenant (herein collectively the "Leased Premises"). True, correct and complete copies of all leases of all Leased Premises (the "Leases") have been delivered to the Buyer. The Leased Premises are in good physical condition and, with respect to each Lease, no event or condition currently exists which would give rise to a material repair or restoration obligation if such Lease were to terminate. No event or condition currently exists which would create a legal or other impediment to the use of the Leased Premises as currently used, or which would increase the additional charges or other sums payable by the tenant under any of the Leases (including, without limitation, any pending tax reassessment or other special assessment affecting the Leased Premises). The improvements and building systems that comprise a part of the Leased Premises as to which the tenant is responsible for the maintenance and repair thereof are in good condition, maintenance and repair in accordance with the applicable Lease.

      Section 3.9 Machinery, Equipment, Etc.

            (a) Owned Equipment. Schedule 3.9(a) sets forth a list of all capitalized Equipment (as defined on Schedule 1.1(a)), owned by the Seller or any Subsidiary and included in the Purchased Assets (collectively, the "Owned Equipment").

            (b) Leased Equipment. Schedule 3.9(b) contains a list of all leases or other agreements, whether written or oral, under which the Seller or any Subsidiary is lessee of or holds or operates any items of Equipment owned by any third party (collectively the "Leased Equipment").

      Section 3.10 Inventories of the Seller. All inventories of the Business included in the Purchased Assets are listed on Schedule 3.10 hereto and consist of items of a quality and quantity usable and salable in the normal course of its business, are generally sufficient to do business in the ordinary course, and the levels of inventories are consistent with the levels maintained by the Seller in the ordinary course consistent with past practices. The values at which such inventories are listed on Schedule 3.10 are based on the FIFO method and are stated in accordance with generally accepted accounting principles consistently applied, at the lower of historic cost or market.

      Section 3.11 Approvals, Permits and Authorizations. Set forth on Schedule
3.11 hereto is a list of all governmental licenses, permits, certificates of inspection, other authorizations, filings and registrations which are necessary for the Seller and the Subsidiaries to own the Purchased Assets and to operate the Business as presently conducted (collectively, the "Authorizations"). Except as set forth on Schedule 3.11, all Authorizations may be lawfully transferred to the Buyer as contemplated by this Agreement.

      Section 3.12 Compliance with Laws. The Seller and the Subsidiaries have conducted the Business in compliance in all material respects with, and all of the Purchased Assets comply in all material respects with all applicable laws, rules and regulations (including, without limitation, any laws, rules and regulations relating to anticompetitive practices, contracts, discrimination, employment, health, safety, and zoning, and Environmental Laws) (collectively, "Applicable Laws") and, except as set forth in Schedule 3.12, neither the Seller nor any Subsidiary has received any written notification within the past three years of any asserted present or past failure by it to comply in all material respects with Applicable Laws. With respect to the Business and the Leased Premises, there are no past or present (or, to the best knowledge of the Seller, future) events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance in all material respects or continued compliance in all material respects with the Applicable Laws.

      Section 3.13 Taxes.

            (a) All federal, state and local tax returns and reports required as of the date hereof to be filed by the Seller or any Subsidiary for taxable periods ending prior to the date hereof have been duly and timely filed by the Seller or such Subsidiary with the appropriate governmental agencies, and all such returns and reports are true, correct and complete.

            (b) All federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes"), payable by, or due from, the Seller and all Subsidiaries for all periods prior to the date hereof have been fully paid (except to the extent that such failure to pay would not result in an Encumbrance on the Purchased Assets) or adequately reserved for or, with respect to Taxes required to be accrued, such Taxes have been properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice.

      Section 3.14 Litigation. Except as set forth in Schedule 3.14, there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the Seller's knowledge, threatened against the Seller or any Subsidiary with respect to the Purchased Assets or the Assumed Liabilities or the Business. The Seller knows of no basis for the institution of any such suit or proceeding. Neither the Seller nor any Subsidiary is now under any judgment, order, writ, injunction, decree, award or other similar command of any court, administrative agency or other governmental authority applicable to the Business or any of the Purchased Assets or Assumed Liabilities.

      Section 3.15 Employee Relations. Except as set forth in Schedule 3.15 hereto, as of the date hereof: (a) the Seller is not delinquent in the payment
(i) to or on behalf of any past or
present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the Closing Date,
(ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state statutes and approved in the ordinary course in accordance with the Seller's policies regarding workers' compensation and/or any applicable state statute or administrative procedure; (b) there is no unfair labor practice charge or complaint against the Seller pending before the National Labor Relations Board, and, to the knowledge of the Seller, none is threatened; (c) there is no labor strike, dispute, slowdown or stoppage actually in progress or, to the knowledge of the Seller, threatened against the Seller; (d) there are no collective bargaining agreements currently in effect between the Seller and labor unions or organizations representing any employees of the Seller; (e) no collective bargaining agreement is currently being negotiated by the Seller; (f) to the best of the Seller's knowledge, there are no union organizational drives in progress and there has been no formal or informal request to the Seller for collective bargaining or for an employee election from any union or from the National Labor Relations Board; (g) no union representation or jurisdictional dispute or question exists respecting the employees of the Seller; (h) no grievance or arbitration proceedings are pending and, to the best of the Seller's knowledge, no claim therefor has been asserted against the Seller; and
(i) no dispute exists between the Seller and any of its sales representatives or, to the knowledge of the Seller, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation.

      Section 3.16 Compensation. Schedule 3.16 hereto contains a schedule of all employees (including sales representatives) and consultants of the Seller, together with the sex, date of hire, date of birth, zip code, position title and amount of total compensation paid to each such person for the twelve month period ended October 31, 1998 and the current aggregate base salary or hourly rate (including any bonus or commission) for each such person.

      Section 3.17 Trade Name. The Seller is the owner of the corporate name "Adam Wholesalers, Inc." in the States of Ohio, Arizona, Virginia, Kentucky, West Virginia, Indiana, Missouri, Colorado, New York, New Jersey and Pennsylvania and, to the knowledge of the Seller, no person uses, or has the right to use, such name or any derivation thereof in connection with the sale, marketing or distribution of products or services commonly associated with the sash and door business.

      Section 3.18 No Undisclosed Liabilities. Neither the Seller nor any Subsidiary has any material liabilities or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, other than those that could not reasonably be expected to have a material adverse effect on the Purchased Assets, the Assumed Liabilities or the Business.

      Section 3.19 Certain Transactions. Excluding the Leases, there are no material contracts or transactions between Seller or any Subsidiary, on the one hand, and any of their affiliates, on the other hand, by which Seller or any Subsidiary purchases goods or services at substantially below fair market value or by which Seller or any Subsidiary sells goods or services at substantially above fair market value.

      Section 3.20 Business Generally. The Seller is not aware of the existence of any conditions, including, without limitation, any actual or potential competitive factors in the markets in which the Business participates, which could reasonably be expected to have a material adverse effect on the Business, other than general business and economic conditions affecting the industry generally.

      Section 3.21 Employee Benefits. Schedule 3.21 hereto lists all of the "employee pension benefit plans" (as defined in Section 3(2) of ERISA) presently maintained by the Seller or any Subsidiary or to which the Seller or any Subsidiary contributes or is required to contribute (each such plan being hereinafter called a "Pension Benefit Plan"). No such Pension Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code and no such Pension Benefit Plan is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), except as set forth on Schedule 3.21. No other entity which is a member of the same controlled group of organizations (within the meaning of Sections 414(b), (c) or (m) of the Code) as the Seller, maintains, contributes to or is obligated to contribute to any plan that is subject to Title IV of ERISA or
Section 412 of the Code or that is a "multiemployer plan."

      Section 3.22 Suppliers and Customers. The Seller is not required to provide bonding or any other security arrangements in connection with any transactions with any of its respective customers or suppliers. Schedule 3.22 contains, with respect to the periods ended December 31, 1997 and October 31, 1998, a true and complete (i) list of the fifty (50) largest customers (in dollar volume) of the Seller (ii) list of the twenty-five (25) largest suppliers (in dollar volume) to the Seller (iii) list and description of all incentive programs from suppliers in which the Business is eligible to participate and
(iv) list and description of all incentive programs offered by the Business to its customers, including a list of which customers to which each such incentive program is offered. No such supplier, customer or other creditor intends or has threatened, or reasonably could be expected, to terminate or modify any of their respective relationships with the Business.

      Section 3.23 Environmental Matters.

            (a) Except as set forth on Schedule 3.23 attached hereto, neither the Seller nor any Subsidiary has, and to the best of the Seller's knowledge, no other person has, Released any Hazardous Substances or any other wastes on, beneath, or adjacent to the Leased Premises or any other property formerly owned, operated or leased by the Business (the Leased Premises and such other property collectively referred to herein as the "Property"), except for such Releases that were and are Released in accordance with Applicable Laws and no Cleanup has occurred at the Property.

            (b) No employee of the Seller or other person has been exposed to any Hazardous Substances or other substance, generated, produced or used by the Business which could give rise to any claim (whether or not such claim has been asserted) against the Seller or any Subsidiary. The Property does not contain any: (i) underground storage tanks; (ii) asbestos; (iii) equipment using PCBs;
(iv) underground injection wells; or (v) septic tanks in which process wastewater or any Hazardous Substances have been disposed.

            (c) Neither the Seller nor any Subsidiary has received any notice or order from any governmental agency or private or public entity advising it that it is responsible or potentially responsible for any Cleanup (or the costs thereof) and the Seller has not and no Subsidiary has entered into any agreement concerning any Cleanup, nor is Seller aware of any facts which might reasonably give rise to any such notice, order or agreement.

            (d) For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Cleanup" shall mean all actions required to: (1) cleanup, remove, treat, remediate and prevent the Release of Hazardous Substances in the indoor or outdoor environment; (2) perform pre-remedial studies and investigations and post-remedial monitoring and care; and (3) respond to any government requests in any way relating to any Cleanup.

                  (ii) "Environmental Laws" shall mean all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution, protection of the environment or health and safety.

                  (iii) "Hazardous Substances" shall mean all substances defined as such by, or regulated as such under, any Environmental Law, including, but not limited to any petroleum products.

                  (iv) "Release" shall mean any release, storage, burial, dumping, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

      Section 3.24 Misstatements and Omissions. No representation or warranty made by the Seller in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Seller pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

      Section 3.25 Systems; Year 2000 Compliance.

            (a) The system of internal accounting controls used by the Business is sufficient to provide reasonable assurances that: (i) financial statements are prepared in accordance with the books and records of the Business and generally accepted accounting principles and to maintain accountability for assets; and (ii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (b) Except as provided on Schedule 3.25, the software and systems used by the Business are in all material respects Year 2000 Compliant. Year 2000 Compliant means that the software and systems used by the Business are able to provide the following functions without any additional processing: (i) effectively process date information before, during and after January 1, 2000;
(ii) function accurately and without interruption before, during and after January 1, 2000, without an change in operation associated with the advent of the year 2000, the new century or the leap year in the year 2000; (ii) respond to two-digit year input in a way that resolves the ambiguity as to the century in a disclosed, defined and predetermined manner; (iv) process two-digit year information in ways that are similarly unambiguous as to century; and (v) store and provide output of date information that are similarly unambiguous as to century.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer hereby represents and warrants to the Seller as follows:

      Section 4.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      Section 4.2 Authority; Consents; Enforceability.

            (a) Authority. The Buyer has full corporate power and authority to execute and deliver the Agreement and the other agreements and documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of the Buyer. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder will not (i) conflict with or violate any of the provisions of the certificate of incorporation or by-laws of the Buyer, (ii) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court administrative or governmental agency or other body applicable to the Buyer or any of its assets, or (iii) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Buyer under, or violate or conflict with or result in a breach by the Buyer of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Buyer is a party or by which the Buyer or any of its assets may be otherwise bound or affected.

            (b) Consents. Except as set forth in Schedule 4.2(b) hereto, no consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party, is required in connection with the execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments to be executed and delivered in connection herewith, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder.

            (c) Enforceability. This Agreement constitutes, and all other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith shall, when so executed and delivered, constitute, the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

      Section 4.3 Litigation. There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the Buyer's knowledge, threatened or probable of assertion, against the Buyer before any court, governmental or administrative agency or other body relating to this Agreement and/or the transactions contemplated hereby. The Buyer is not now under any judgment, order, writ, injunction, decree or other similar command of any court, administrative agency or other governmental agency which relate to this Agreement and/or the transactions contemplated hereby.

                                   ARTICLE V

                      PRE-CLOSING COVENANTS OF THE SELLER

      The Seller hereby covenants and agrees that from and after the date hereof until the Closing:

            Section 5.1 Provide Access to Information. The Seller shall afford to the Buyer, its attorneys, accountants, and such other representatives of the Buyer as the Buyer shall designate to the Seller in writing, free and full access at all reasonable times, and upon reasonable prior notice, to the Purchased Assets and the properties, books and records of the Business, and to interview personnel, suppliers and customers of the Business, in order that the Buyer may have full opportunity to make such investigation as it shall reasonably desire of the Purchased Assets (including, without limitation, a review of the fixed assets listing of the Business), Assumed Liabilities and the Business. In addition, the Seller shall provide to the Buyer and its representatives such additional financial and operating data and other information in respect of the Purchased Assets, Assumed Liabilities and the Business as the Buyer shall from time to time reasonably request.

            Section 5.2 Operation of Business. The Seller shall (a) maintain the corporate existence of itself and the Subsidiaries in good standing, (b) operate the Business substantially as presently operated and only in the ordinary course and consistent with past operations, (c) use its best efforts to preserve intact its present business organizations and employees and its relationships with persons having business dealings with them, (d) comply in all material respects with all Applicable Laws, (e) maintain its insurance coverages, (f) pay all Taxes, charges and assessments when due, subject to any valid objection or contest of such amounts asserted in good faith and adequately reserved against,
(g) make all debt service payments when contractually due and payable, (h) pay all accounts payable and other current liabilities when due, (i) maintain the Purchased Assets in good operating condition in accordance with industry standards taking into account the age thereof, (j) maintain the books and records of account of the Business in the usual, regular and ordinary manner, and (k) not take, cause, agree to take or cause, or permit to occur any of the actions or events set forth in Section 3.5 of this Agreement.

      Section 5.3 Retention of Employees. The Seller shall use its reasonable best efforts to encourage such personnel of the Business as the Buyer may designate in writing to become employees of the Buyer after the date of the Closing.

      Section 5.4 Additional Information. The Seller shall furnish to the Buyer such additional information with respect to any matters or events arising or discovered subsequent to the date hereof that do or would have rendered any representation or warranty made by the Seller or any information contained in any Schedule hereto or in other information supplied in connection herewith inaccurate or incomplete. The receipt of such additional information by the Buyer shall not operate as a waiver by the Buyer of the obligation of the Seller to satisfy the conditions to Closing set forth in Section 7.1 hereof.

      Section 5.5 Publicity. Except as may be required by law or the applicable rules or regulations of any securities exchange, none of the Subsidiaries nor the Seller shall make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Buyer.

      Section 5.6 Other Negotiations. Neither the Seller nor any of the Subsidiaries shall pursue, initiate, encourage or engage in any negotiations or discussions with, or provide any information to, any other person or entity (other than the Buyer and its representatives and affiliates) regarding the sale of the assets or capital stock of the Seller or any Subsidiary or any merger or consolidation or similar transaction involving the Seller or any Subsidiary.

      Section 5.7 Closing Conditions. The Seller shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Seller and any other covenants or agreements of the Seller to be satisfied prior to the Closing.

      Section 5.8 Environmental Audit. The Seller shall allow an environmental auditing firm selected by the Buyer (the "Environmental Auditor") to have access to the Property in order to conduct an environmental investigation, satisfactory to the Buyer in scope, of, and to prepare a report with respect to, the Property (the "Environmental Audit"). The Seller shall provide to the Environmental
Auditor: (i) reasonable access to all its existing records concerning the matters which are the subject of the Environmental Audit; and (ii) reasonable access to the employees of the Business and the last known addresses of former employees of the Business who are most familiar with the matters which are the subject of the Environmental Audit (the Seller agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Seller shall otherwise cooperate with the Environmental Auditor in connection with the Environmental Audit.

      Section 5.9 HSR Act. The Seller shall file as soon as possible after the date hereof with the Federal Trade Commission (the "FTC") and the U.S. Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Seller shall furnish to the Buyer such necessary information and reasonable assistance as the Buyer may request in connection with its own preparation of notification and form under the

HSR Act. The Seller agrees to cooperate with the Buyer in promptly responding to any requests for additional information from the FTC or DOJ.

                                   ARTICLE VI

                       PRE-CLOSING COVENANTS OF THE BUYER

      The Buyer hereby covenants and agrees that, from and after the date hereof until the Closing:

      Section 6.1 Publicity. Except as may be required by law or as necessary in connection with the transactions contemplated hereby, the Buyer shall not make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Seller.

      Section 6.2 Closing Conditions. The Buyer shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by the Buyer.

      Section 6.3 HSR Act. The Buyer shall file as soon as possible after the date hereof with the FTC and the DOJ the notification and report form required for the transactions contemplated hereby pursuant to the HSR Act. The Buyer shall furnish to the Seller such necessary information and reasonable assistance as the Seller may request in connection with its own preparation of notification and form under the HSR Act. The Buyer agrees to cooperate with the Seller in promptly responding to any requests for additional information from the FTC or DOJ.

                                  ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

      The obligations of the Buyer under this Agreement at the Closing and the consummation by the Buyer of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Seller, prior to or at the Closing, of each of the following conditions, unless waived by the Buyer:

      Section 7.1 Representations and Warranties. The representations and warranties made by the Seller in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the date of the Closing as though such representations and warranties were made at and as of such times.

      Section 7.2 Performance of Obligations of the Seller. The Seller shall have performed and complied in all material respects with all its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.

      Section 7.3 Closing Certificate. The Seller shall have delivered a certificate, signed by the Seller's President and dated the date of the Closing, certifying to the satisfaction of the conditions set forth in Sections 7.1 and
7.2 hereof.

      Section 7.4 Opinion of Counsel. The Buyer shall have received an opinion of Cohen, Todd, Kite & Stanford, LLC, counsel to the Seller and the Subsidiaries, dated the date of the Closing, substantially in the Form of Exhibit C attached hereto.

      Section 7.5 Supporting Documents. The Buyer shall have received the following:

            (a) A copy of the Certificate of Incorporation of the Seller, and all amendments thereto, each certified as of a recent date by the Secretary or Assistant Secretary of the Seller;

            (b) One or more certificates of the Secretary of State of the state of the Seller's incorporation dated as of a recent date as to the due incorporation and good standing of the Seller and stating that the Seller owes no franchise taxes in such state and listing all documents of such entity on file with said official;

            (c) Uniform Commercial Code Search Reports on Form UCC-11 with respect to the Seller from the states and local jurisdictions where the principal places of the Business and the Purchased Assets are located, and executed UCC-3 releases with respect to any liens reflected on such Search Reports with respect to the Purchased Assets (including, without limitation, liens, if any, placed on the Purchased Assets by Star Bank, N.A.); and

            (d) Such reasonable additional supporting documents and other information as the Buyer or its counsel may reasonably request.

      Section 7.6 Bill of Sale, Etc. The Buyer shall have received a duly executed Bill of Sale and all necessary deeds, assignments, documents and instruments to effect the transfers, conveyances and assignments to the Buyer referred to in Article 1 hereof, free and clear of all Encumbrances, and the Seller shall have taken such action as shall be necessary to put the Buyer in actual possession and exclusive control of each of the Purchased Assets.

      Section 7.7 Books and Records. The Buyer shall have received copies of all books and records of, or pertaining to, the Business and the Purchased Assets and Assumed Liabilities.

      Section 7.8 Change of Name of Seller; Use of Seller's Name by Buyer. At the Closing, the Seller shall deliver to the Buyer all documents, including, without limitation resolutions of the Board of Directors and the shareholders of the Seller, necessary to effect a change of corporate name of the Seller after the Closing to a name other than "Adam Wholesalers, Inc." or any variation thereof which name shall be sufficiently different from the name of the Buyer and "Adam Wholesalers, Inc." as to distinguish it upon the records in the office of the Secretaries of State of the States of Arizona, Virginia, Ohio, Indiana, Missouri, Colorado, Kentucky, West Virginia, New York, New Jersey and Pennsylvania from such names.

      Section 7.9 Consents. The Buyer shall have received duly executed copies of all consents, authorizations, approvals, notices, registrations and filings referred to in Schedules 3.2(b) and 3.6(b) hereof.

      Section 7.10 No Litigation. No order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

      Section 7.11 Authorizations. The Buyer shall have received evidence of the transfer to the Buyer of all Authorizations referred to in Section 3.11 of this Agreement or the Seller shall have effectively obtained or made on behalf of the Buyer or assisted the Buyer in obtaining or making, all Authorizations.

      Section 7.12 No Material Adverse Change or Undisclosed Liability. There shall have been no material adverse change or development in the business, prospects, properties, earnings, results of operations or financial condition of the Business or any of the Purchased Assets or Assumed Liabilities, and no fact or condition shall exist or be contemplated or threatened which will, or, in the Buyer's reasonable judgment, would be reasonably likely to, cause such a change or development or result in a liability or obligation of the Business not previously disclosed in writing to the Buyer.

      Section 7.13 Approval of Legal Matters. The form of all instruments, certificates and documents to be executed and delivered by the Seller to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

      Section 7.14 Bulk Sales Requirements. The Seller shall comply with all requirements of applicable bulk sales laws in respect of the transactions contemplated hereby.

      Section 7.15 Satisfactory Review. The Buyer, its accountants, attorneys and other representatives shall have been given a full opportunity to conduct the Environmental Audit and a due diligence review of the Business' assets, liabilities, books and records and to interview the Seller's management personnel, key customers and suppliers and the Buyer shall have been satisfied in all respects with the results of such Environmental Audit and review.

      Section 7.16 Adverse Laws. No statute, rule, regulation or order shall have been adopted or promulgated which materially adversely affects the Purchased Assets, the Assumed Liabilities or the Business.

      Section 7.17 Receivables Collection and Returns Agreement. The Seller shall have executed and delivered to the Buyer the Receivables Collection and Returns Agreement substantially in the form of Exhibit D (the "Receivables Collection and Returns Agreement") attached hereto.

      Section 7.18 Non-Competition Agreements. Each of (a) the Seller, (b) the Subsidiaries, (c) each of Thurner and George E. Thurner, III, and (d) each other shareholder of the Seller or any Subsidiary, who as a result of the transactions contemplated hereby receive $200,000 or more from the Seller, any Subsidiary or any other shareholder, shall have executed and delivered to the Buyer the Non-

Competition Agreement substantially in the form of Exhibit E attached hereto (the "Non-Competition Agreement").

      Section 7.19 Employment of Certain Employees. Those employees of the Business set forth on Schedule 7.19 hereto to whom the Buyer shall have offered employment commencing as of the Closing shall have accepted such offers of employment.

      Section 7.20 Certain Approvals. The Board of Directors of the Buyer and the Buyer's lender shall have approved of and consented to the transactions contemplated hereby.

      Section 7.21 Escrow Agreement. The Seller and the escrow agent shall have executed and delivered to the Buyer the Escrow Agreement.

      Section 7.22 Leases. With respect to Leased Premises under lease from the Seller or any of the Seller's affiliates, as landlord, such landlords shall have executed and delivered to the Buyer mutually satisfactory amendments to the existing leases with respect to the Leased Premises, which amendments to existing leases shall not contain any terms or conditions that are less favorable to the tenant than those contained in the applicable existing Lease (the "New Real Property Leases"), and shall be substantially in the form of Exhibit G attached hereto.

      Section 7.23 Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication by the DOJ or the FTC that either of them intends to challenge the transactions contemplated hereby.

      Section 7.24 The Stock Transaction. The parties shall have agreed, in their reasonable discretion and acting in good faith, to all of the terms and conditions of the Stock Transaction and all documentation necessary therefor shall have been executed and delivered by Thurner.

                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

      The obligations of the Seller under this Agreement at the Closing and the consummation by the Seller of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Buyer, prior to or at the Closing, of each of the following conditions, unless waived by the Seller:

      Section 8.1 Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the date of the Closing as though such representations and warranties were made at and as of such times.

      Section 8.2 Performance of Obligations of the Buyer. The Buyer shall have performed and complied in all material respects with all its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.

      Section 8.3 Closing Certificate. The Buyer shall have delivered a certificate, signed by the Buyer's President and dated the date of the Closing, certifying to the satisfaction of the conditions set forth in Sections 8.1 and
8.2 hereto.

      Section 8.4 Payment of Purchase Price. The Buyer shall have tendered to the Seller payment of the cash portion of the Purchase Price and delivered to the escrow agent the Escrowed Funds pursuant to Section 1.3(a) hereof.

      Section 8.5 Supporting Documents. The Seller shall have received the following:

            (a) A copy of the certificate of incorporation of the Buyer, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware;

            (b) A certificate of the Secretary of State of the State of Delaware dated as of a recent date as to the due incorporation and good standing of the Buyer; and

            (c) Copies of all authorizations, consents, approvals, notices, filings and registrations referred to in Section 4.2(b) hereof.

      Section 8.6 Approval of Legal Matters. The form of all certificates, instruments and documents to be executed and/or delivered by the Buyer to the Seller pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Seller and its counsel, none of whose approval shall be unreasonably withheld or delayed.

      Section 8.7 No Litigation. No order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

      Section 8.8 Receivables Collection and Returns Agreement. The Buyer shall have executed and delivered to the Seller the Receivables Collection and Returns Agreement.

      Section 8.9 Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication by the DOJ or the FTC that either of them intends to challenge the transactions contemplated hereby.

      Section 8.10 Assignment and Assumption of Liabilities. The Buyer shall have executed and delivered to the Seller an assignment and assumption of the Assumed Liabilities, substantially in the form of Exhibit F attached hereto.

      Section 8.11 The Stock Transaction. The parties shall have agreed, in their reasonable discretion and acting in good faith, to all of the terms and conditions of the Stock Transaction and all documentation necessary therefor shall have been executed and delivered by the Buyer.

                                   ARTICLE IX

                      TRANSFER TAXES; PRORATION OF CHARGES
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      Section 9.1 Certain Taxes and Fees. All sales, transfer, documentary, stamp, recording and other similar taxes and/or fees which may be due or payable in connection with the sale of the Purchased Assets pursuant hereto shall be borne by the party who is legally responsible for the payment thereof.

      Section 9.2 Proration of Certain Charges. The following taxes, charges and payments ("Charges") shall be prorated on a per diem basis and apportioned between the Seller and the Buyer as of the date of the Closing: real property, use, intangible taxes, utility charges, rental or lease charges, license fees, general assessments imposed with respect to the Purchased Assets and employee payrolls. The Seller shall be liable for that portion of the Charges relating to, or arising in respect of, periods on or prior to the date of the Closing and the Buyer shall be liable for that portion of the Charges relating to, or arising in respect of, any period after the date of the Closing. At the Closing, the Buyer and the Seller shall agree upon the amounts of such charges as each party shall be responsible.

      Section 9.3 Survival of Representations and Warranties. All statements contained in any schedule or certificate delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Seller and the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing for a period of one (1) year with the exception of the representations and warranties contained in (i) Sections 3.13 and 3.21, which shall survive the Closing until the expiration of the applicable statutes of limitation plus a period of sixty (60) days, (ii) Sections 3.1, 3.2 and 3.3, which shall survive the Closing in perpetuity, (iii) Section 3.23 which shall survive the Closing for a period of five (5) years and (iv) Section 3.10 which shall survive until either the parties have agreed to the Closing Inventory Schedule or any disputes with respect to such Schedule have been resolved via arbitration as set forth in Section 1.4.

                                   ARTICLE X

                                INDEMNIFICATION

      Section 10.1 Agreement to Indemnify by the Seller Indemnifying Parties. Subject to the terms and conditions of Section 10.3 hereof, the Seller and each of the Subsidiaries (collectively, the "Seller Indemnifying Parties") hereby agrees to jointly and severally indemnify and save the Buyer, its affiliates, and their respective shareholders, officers, directors, employees, successors and assigns (each, a "Buyer Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs and expenses(including, without limitation, reasonable attorneys' fees and expenses and expert witness fees and expenses) suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "Buyer's Damages") arising out of , based upon, resulting from, in connection with or as a result of:

            (a) the untruth, inaccuracy or breach of any representation and warranty of the Seller contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith; provided, that, no Buyer's Damages shall be deemed to have occurred, and no Seller Indemnifying Party shall be liable therefor, under this Section 10.01(a) unless (i) the claim for Buyer's Damages under this Section 10.02(a) with respect to each individual item of Buyers' Damages shall exceed an amount equal to $3,000, and (ii) the aggregate amount of all such Buyer's Damages for which the Seller Indemnifying Parties shall be liable under this Section 10.01(a) shall not exceed the Purchase Price.

            (b) the breach or nonfulfillment of any covenant or agreement of the Seller or any Subsidiary contained in this Agreement or in any other agreement document or instrument delivered hereunder or pursuant hereto;

            (c) any actual, alleged, or threatened Release of Hazardous Substances with respect to the operation of the Business, except to the extent caused by the action or inaction of Buyer after the Closing Date;

            (d) any Cleanup of Hazardous Substances Released in connection with the operation of the Business, except to the extent caused by the action or inaction of Buyer after the Closing Date;

            (e) any and all costs of bringing any of the Leased Premises into compliance with any Environmental Law if such Leased Premises was not in compliance with any Environmental Laws as of the Closing Date;

            (f) the assertion against the Buyer or the Purchased Assets of any liability or obligation of the Seller, any Subsidiary and/or shareholder of the Seller or any Subsidiary (whether absolute, accrued, contingent or otherwise and whether a contractual, tort or any other type of liability, obligation or claim) not expressly assumed by the Buyer pursuant to this Agreement; and

            (g) the failure by the Seller or any affiliate of the Seller to comply with the provisions of applicable bulk sales laws in connection with the transactions contemplated by this Agreement.

      Section 10.2 Agreement to Indemnify by the Buyer. Subject to the terms and conditions of Section 10.3 hereof, the Buyer hereby agrees to indemnify and save the Seller and each Subsidiary and their respective affiliates, shareholders, officers, directors, employees, successors and assigns (each, a "Seller Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and expert witness fees and expenses) suffered, sustained, incurred or required to be paid by any Seller Indemnitee (collectively, "Seller's Damages") arising out of, based upon, in connection with or as a result of:

            (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;

            (b) the breach or nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto; and

            (c) the assertion against the Seller of any liability or obligation included in the Assumed Liabilities.

      Section 10.3 Procedures Regarding Third Party Claims. Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person, which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "Indemnified Party") shall give notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "Indemnifying Party") setting forth in reasonable detail the nature of such action or claim, including copies of any written correspondence from such third person to such Indemnified Party. Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

      Section 10.4 Certain Limitations. The liability of the Indemnifying Party to the Indemnified Party, as applicable, for claims under this Agreement shall be limited by the following:

            (a) The amount of Buyer's Damages or Seller's Damages, as the case may be (collectively referred to herein as "Losses"), otherwise recoverable under this Article X shall be reduced to the extent to which any Federal, state, local or foreign tax liabilities of the Indemnified Party are reduced for the current Taxable period by reason of any Loss in respect of which such Indemnified Party shall be entitled to indemnity under this Agreement.

            (b) No Losses shall be recoverable by an Indemnified Party with respect to any matter which is covered by insurance or another source of indemnification, to the extent proceeds of such insurance are paid net of any costs incurred in connection with the collection thereof.

                                   ARTICLE XI

                                  TERMINATION

      This Agreement may be terminated prior to the Closing (a) at any time by the written mutual consent of the Buyer and the Seller, (b) by the Buyer, if the conditions set forth in Article 7 hereof shall not have been met by the close of business on January 31, 1998, or (c) by the Seller if the conditions set forth in Article 8 hereof shall not have been met by the close of business on January 31, 1998. In the event that this Agreement is terminated as aforesaid, this Agreement shall be of no further force or effect and no party shall have any liability to any other party hereto; provided, however, that the termination of this Agreement will not relieve either party of any liability for breach of any agreement hereunder occurring prior to such termination and, provided, further, that, notwithstanding such termination, the provisions of Sections 5.5, 6.1 and 12.2 hereto shall survive any termination of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, in the event that this Agreement is terminated by any of the parties prior to the Closing Date, the maximum liability that may be incurred by one party to the others as a result thereof shall be the non-breaching parties' out-of-pocket costs and expenses in connection with the transactions contemplated hereby to such date of termination.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      Section 12.1 Access to Books and Records. The Buyer shall, following the Closing, give, and shall cause to be given, to the Seller and its authorized representatives such access, during normal business hours and upon prior notice, to such books and records constituting part of the Purchased Assets as shall be reasonably necessary for the Seller in connection with the preparation and filing of the Seller's tax returns for periods prior to the Closing, and to make extracts and copies of such books and records at the expense of the Seller.

      Section 12.2 Confidentiality. Notwithstanding anything herein to the contrary, each party shall (and hall cause its affiliates to) hold in strict confidence documents and information concerning the other, the other's affiliates and their respective businesses and properties (including that of the Seller) and the transactions contemplated hereby, except that either party may disclose such documents and information to (i) any governmental authority reviewing the transactions contemplated hereby or as required in either party's judgment pursuant to federal or state laws; or (ii) such persons as are required to have such information in either party's good faith judgment in order to assist either party in consummating the transactions contemplated hereby, and except that upon consummation of the transactions contemplated by this Agreement, the Buyer may disclose such documents and information to such persons as it may desire in order to carry on the business heretofore conducted by the Seller.

      Section 12.3 [INTENTIONALLY OMITTED]

      Section 12.4 Remedies. Each of the parties to this Agreement is entitled to all remedies in the event of breach provided at law or in equity, specifically including, but not limited to, specific performance.

      Section 12.5 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by telecopier or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or sent by telecopier, with receipt confirmed, or one (1) Business Day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

          If to the Buyer, to:

                  Morgan Products Ltd.
                  469 McLaws Circle
                  Williamsburg, VA  23185
                  Telecopier No.:  (757) 564-1714
                  Attention:  Larry R. Robinette
                  President and Chief Executive Officer

          with a copy to:

                  Winthrop, Stimson, Putnam & Roberts
                  Financial Centre
                  695 East Main Street
                  Post Office Box 6760
                  Stamford, CT  06904-6760
                  Telecopier No.:  (203) 965-8226
                  Attention:  Frode Jensen, Esq.
                  Telecopier No.: (203) 965-8226

          If to the Seller or any Subsidiary, to:

                  Adam Wholesalers, Inc.
                  3005 East Kemper Road
                  Cincinnati, OH  45241
                  Telecopier No.:  (513) 772-0425
                  Attention:  George E. Thurner, Jr.

          in either case, with a copy to:

                  Cohen, Todd, Kite & Stanford, LLC
                  525 Vine Street, 16th Floor
                  Cincinnati, Ohio 45202-3124
                  Telecopier No.:  (513) 421-4020
                  Attention:  Terrence A. Mire

      The Buyer and the Seller and the Subsidiaries may change the address or telecopier number to which such communications are to be directed by giving written notice to the others in the manner provided in this Agreement.

      Section 12.6 Parties in Interest; No Third Party Beneficiaries.

            (a) Subject to Section 12.7 hereof, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

            (b) Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Seller (or its affiliates) or the Buyer, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

      Section 12.7 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties, provided that Buyer may assign its rights under the Agreement to any affiliate of Buyer presently existing or hereafter formed and to any person or entity that shall acquire all or substantially all of the assets of the Buyer; provided, however, that no such assignment by the Buyer shall release it from its obligations hereunder without the consent of the Seller.

      Section 12.8 Entire Agreement; Amendment. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto, and any condition to a party's obligations hereunder may only be waived in writing by such party.

      Section 12.9 Governing Law; Arbitration.

            (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York. Except solely as set forth in
Section 12.9(b) hereof, each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitral tribunal composed of three (3) arbitrators, at least one (1) of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties hereto in accordance with said Rules. In the event the parties hereto fail to agree upon a panel or arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with said Rules. In the event the parties hereto shall have failed to agree upon a full panel of arbitrators from said second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with said Rules. If, at the time of the arbitration, the parties hereto agree in writing to submit the dispute to a single arbitrator, said single arbitrator shall be appointed by agreement of the parties in accordance with the foregoing procedure, or, failing such agreement, by the AAA in accordance with said Rules. The foregoing arbitration proceedings may be commenced by any party hereto by notice to all other parties. The venue of such arbitration shall be New York, New York, or any other place mutually agreed to by all of the parties hereto.

            (b) The parties hereto hereby exclude any right of appeal or request to modify or vacate the award to any court on the merits of the dispute or otherwise. The provisions of this Section 12.9 may be enforced in, and any award may be submitted for confirmation to, any court having jurisdiction over the award or any of the parties hereto or any of their respective assets, and judgment on the award (including, without limitation, equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section 12.9 shall prevent any party hereto from seeking interim measures of protection in the form of pre-award attachment of assets or preliminary or temporary equitable relief.

            (c) In the event of a dispute between the parties hereto, each party shall present an offer of settlement that shall address all issues in dispute such that adoption of such offer of settlement would conclusively settle all items then in dispute. The arbitral tribunal shall be limited in its decision to choosing between the offers of settlement presented to it. The decision of the arbitral tribunal shall be final and binding on all of the parties hereto and non-appealable. The arbitral tribunal shall decide who shall pay the expenses of the arbitration, which, in the event the Seller or the Subsidiaries are held responsible for any portion or all of such expenses prior to the finalization of the Closing Inventory Schedule, shall be subject to satisfaction by application of the Escrowed Amount pursuant to the provisions of the Escrow Agreement.

      Section 12.10 Knowledge. Whenever any representation or warranty of the Seller contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Seller, such knowledge shall be deemed to include the knowledge, if any, of any of the shareholders of the Seller and the Subsidiaries, whether or not so specified in such representation or warranty.

      Section 12.11 Appointment of Attorney-in Fact.

            The Seller and each of the Subsidiaries, for itself and its successors and assigns, hereby irrevocably designates and appoints George E. Thurner, Jr. as its attorney-in-fact to receive service of summons and other legal process in any action, suit or proceeding with respect to any matter as to which they have submitted to jurisdiction pursuant to Section 12.11(a) above, it being stipulated that service upon such attorney-in-fact shall constitute service upon the Seller and each Subsidiary or their successors and assigns, as the case may be. The duration of the above appointment shall be from the date hereof until the indemnification obligations of the Seller and the Subsidiaries shall have fully expired and terminated pursuant hereto; provided, however, that such appointment shall remain in full force and effect so long as any dispute arising under, in connection with or relating to this Agreement or the transactions contemplated hereby shall continue. George E. Thurner, Jr. hereby accepts the foregoing appointment as attorney-in-fact and agrees that it will not resign from such position without the prior written approval of the Buyer.

      Section 12.12 Waivers. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement from which such party is entitled to receive a benefit. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

      Section 12.13 Severability. In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

      Section 12.14 Expenses. Except as otherwise set forth herein, each party shall be responsible for its own legal fees and other costs and expenses incurred in connection with this Agreement and the negotiation and consummation of the transactions contemplated hereby.

      Section 12.15 Schedules. Any information disclosed in one section of the Seller's disclosure Schedules attached hereto shall be deemed to be disclosed in all other applicable sections of the Seller's disclosure Schedule; provided, that, such information has been disclosed with enough particularity and describes the relevant facts in sufficient and reasonable detail that it could reasonably be inferred that the inclusion of such disclosure in such additional schedule or schedules would be warranted.

      Section 12.16 Bulk Sales. The Buyer hereby waives compliance by the Seller with the requirements of any applicable bulk sales laws in connection with the transactions contemplated by this Agreement.

      Section 12.17 Covenant Regarding Net Worth. The Seller hereby agrees that for and during the one year period beginning as of the Closing Date and ending on December 31, 1999, the Seller shall maintain a net worth (as shown on Seller's financial statements) of at least $20,000,000. The Seller shall provide, upon the Buyer's request, information and data reasonably requested by the Buyer, which information and information demonstrates the Seller's compliance with this Section 12.17.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day, month and year first above written.


                                      MORGAN PRODUCTS LTD.

                                      By: /s/ Larry R. Robinette
                                          --------------------------------------
                                          Name: Larry R. Robinette
                                          Title: President & CEO


                                      ADAM WHOLESALERS, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President


                                      SUBSIDIARIES:

                                      ADAM WHOLESALERS OF VIRGINIA, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President


                                      ADAM WHOLESALERS OF DAYTON, INC.

                                           By: /s/ George E. Thurner, Jr.
                                               ---------------------------------
                                           Name: George E. Thurner, Jr.
                                           Title: President


                                      ADAM WHOLESALERS OF LOUISVILLE, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President


                                      ADAM WHOLESALERS OF NITRO, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President


                                      ADAM WHOLESALERS OF INDIANAPOLIS, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President


                                      ADAM WHOLESALERS OF ST. LOUIS, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President

                                      ADAM WHOLESALERS OF CINCINNATI, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President


                                      ADAM WHOLESALERS OF TOLEDO, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President


                                      ADAM WHOLESALERS OF DENVER, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President


                                      ADAM WHOLESALERS OF PHOENIX, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President


                                      ADAM WHOLESALERS OF KIRKWOOD, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President

                                      ADAM WHOLESALERS OF CARLISLE, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President


                                      ADAM WHOLESALERS OF WOODBURY HEIGHTS, INC.

                                      By: /s/ George E. Thurner, Jr.
                                          --------------------------------------
                                          Name: George E. Thurner, Jr.
                                          Title: President

                                List of Schedules

Schedule 1.1(a)              -        Purchased Assets
Schedule 1.1(b)              -        Excluded Assets
Schedule 1.2                 -        Assumed Liabilities
Schedule 1.3(c)              -        Allocation of Purchase Price
Schedule 1.4                 -        Closing Inventory Schedule
Schedule 3.2(a)              -        Required Authorizations to Agreement
Schedule 3.2(b)              -        Required Consents to Agreement
Schedule 3.3                 -        List of Owners of all Issued and
                                      Outstanding Shares of the Seller's Capital
                                      Stock
Schedule 3.4                          Financial Statements
Schedule 3.5                 -        Certain Changes
Schedule 3.6(a)              -        Material Contracts
Schedule 3.7                 -        Certain Encumbrances
Schedule 3.8(b)              -        Leased Premises
Schedule 3.9(a)              -        Owned Equipment
Schedule 3.9(b)              -        Leased Equipment
Schedule 3.10                -        Inventory
Schedule 3.11                -        Authorizations
Schedule 3.12                         Compliance with Laws
Schedule 3.14                -        Litigation
Schedule 3.15                -        Employee Relations
Schedule 3.16                -        Compensation
Schedule 3.21                -        Pension Benefit Plans
Schedule 3.22                -        Suppliers and Customers
Schedule 3.23                -        Environmental Matters
Schedule 3.25                         Year 2000 Compliance
Schedule 4.2(b)              -        Required Consents to Agreement
Schedule 7.19                -        Employees of the Business

                                List of Exhibits

Exhibit A                    -        Escrow Agreement
Exhibit B                    -        Bill of Sale and Assignment
Exhibit C                    -        Opinion of Seller's Counsel
Exhibit D                    -        Receivables Collection and Returns
                                      Agreement
Exhibit E                    -        Non-Competition Agreement
Exhibit F                    -        Assignment and Assumption of
                                      Liabilities
Exhibit G                    -        Form of Amendment to Affiliated
                                      Leases

                                Schedule 1.1(a)

                                Purchased Assets

            The Purchased Assets shall include the following to the extent that the same are related to the Business:

            (a) all machinery, equipment (both mobile and non-mobile), fixtures, computers, computer programs, databases and related manuals and other materials necessary for the development, use, installation, maintenance and modification of such computer programs and databases, tapes, tools, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds, supplies and parts and other tangible personal property (including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any third party), whether owned, leased or subleased (collectively, the "Equipment");

            (b) all Inventory;

            (c) all security, utility or similar deposits and prepaid expenses of the Business to the extent that the same relate to any other Purchased Asset or Assumed Liability;

            (d) all of the rights of the Seller and the Subsidiaries under the following Material Contracts:

                  (i)   the Lease Agreements

                  (ii)  the Sales Orders

                  (iii) the Confidentiality and Non-Compete Agreements

            (e) all designs, plans, trade secrets, inventions, processes, procedures, research records, manufacturing know-how and manufacturing formulae, wherever located of the Business;

            (f) all books, records, manuals and other materials, including, without limitation, all records and materials maintained at any and all offices and other locations of the Business, all accounting and financial records, files, computer tapes, advertising matter, catalogues, brochures, price lists, correspondence, mailing lists, lists of customers and suppliers, distribution lists, art work, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, credit records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, patent disclosures, media materials and plates, sales order files and litigation files, stationary and business forms, or full and complete copies thereof, as Buyer and Seller shall agree;

            (g) all interest of the Seller and the Subsidiaries in and to their telephone and telex numbers and all listings pertaining to the Business in all telephone books and directories;

            (h) to the extent their transfer is permitted by law, all Authorizations; and

            (i) all rights to the name "Adam Wholesalers, Inc." and all logos, tradestyles and variants thereof and all existing and pending registrations or applications in connection with the foregoing.

                                  Schedule 1.2

                               Assumed Liabilities

            The Buyer shall assume the following liabilities of the Seller and the Subsidiaries to the extent (and only to the extent) such liabilities arise out of the operation of the Business in the ordinary course:

      (a) all liabilities under the following Material Contracts to the extent that such liabilities accrue after the Closing Date:

                  (i) Purchase or sales orders for the sale of goods or services by the Business which have been accepted and not yet filled as of the date hereof (the "Sales Orders"); and

                  (ii)  the Lease Agreements.

      (b) All trade accounts payable (whether or not any invoice therefor has been received by the Seller or any Subsidiary) due in respect of Inventory of the Business ordered in the ordinary course of business, consistent with past practice, which Inventory (the "In Transit Inventory") has either not yet been shipped out from the supplier as of the Closing Date or is in transit and has not yet been delivered as of the Closing Date. On the Closing Date the Seller shall deliver to the Buyer a true, correct and complete In Transit Inventory listing.

* Notwithstanding anything to the contrary contained in this Agreement, under no circumstances will the Buyer be required to assume liability for the following equipment leases: (i) Lease by and between CFC Investment Company and Adam Wholesalers of Indianapolis dated 2/27/98; (ii) Lease by and between Ameritech Credit Corporation and Adam Wholesalers, Inc. dated 5/1/96 and (iii) Lease by and between Ameritech Credit Corporation and Adam Wholesalers, Inc. dated 8/1/96. Buyer will, however, consider, in its sole discretion, whether to assume said lease obligations.

                                  Schedule 1.4

                           Closing Inventory Schedule

1. "Inventory" shall mean, and the Closing Inventory Schedule shall contain, to the extent related to the Business, all inventories of raw materials, work in process, finished products, goods, supplies, fuel oil, spare parts, packing containers, replacement and component parts, and office and other supplies that:

      (a) have been received by the Seller or a Subsidiary and is held at any location of the Business as of midnight on the Closing Date;

      (b) have been returned by customers for credit as of midnight on the Closing Date; and

      (c) are in transit from suppliers and for which title has passed to the Seller (or a Subsidiary), as of midnight on the Closing Date.

2. The Closing Inventory Schedule shall also contain the Inventory Value, to be calculated as follows:

      (a) All current supplier's catalog Inventory necessary for operations in the ordinary course of business, consistent with past practice will be valued at 100% of book value;

      (b) All remaining Inventory (it being understood that the Inventory with no usage during the six (6) month period immediately preceding the Closing Date shall be presumed to be "not in the current catalog" unless the Seller produces the current catalog indicating the contrary) and all damaged/scratched and defective Inventory (whether or not in the current catalog) will be valued at zero and returned to the Seller or to the manufacturer thereof in accordance with the Receivables Collection and Returns Agreement.

      (c) Book value will be determined using the first-in, first out (FIFO) method of accounting for current cost. No cash discounts will be considered in determining book value. For example, if the supplier's price of a window is $100 and the supplier allows a 2% discount, then the book value of the window shall be $100 regardless of whether Seller took advantage of the discount.

* Notwithstanding anything to the contrary contained in this Agreement, under no circumstances will the Buyer be required to pay twice for any Inventory. For example, in no event shall the Buyer be required to pay to the Seller the book value for any Inventory and also assume a trade payable with respect to the same Inventory.

                              MORGAN PRODUCTS LTD.
                                469 McLaws Circle
                             Williamsburg, VA 23185

                                January 28, 1999

Adam Wholesalers, Inc.
3005 E. Kemper Road
Cincinnati, Ohio 45241

Attention: George E. Thurner, Jr., President

                             Re:  Amendment No. 1 to Purchase Agreement

Ladies and Gentlemen:

      Reference is made to that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of December 22, 1998 by and among Morgan Products Ltd., Adam Wholesalers, Inc. ("Adam") and certain subsidiaries of Adam listed on the signature page to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. The parties to this letter (this "Letter Agreement") hereby agree as follows:

      1. The date "January 31, 1999" shall be deleted and replaced with the date "February 19, 1999" in the third and fifth lines of Article XI.

      2. The conditions precedent to the obligations of the Buyer set forth in Sections 7.13, 7.14, 7.16, 7.19, 7.20 (except for the approval and consent of Buyer's lenders), 7.22 and 7.23 shall be deemed satisfied and are hereby waived by Buyer for purposes of Articles VII and XI of the Purchase Agreement. The conditions precedent to the obligations of the Seller set forth in Sections 8.6 and 8.9 shall be deemed satisfied and are hereby waived by Seller for purposes of Articles VIII and XI of the Purchase Agreement.

      3.    A new paragraph shall be added to Article XI as follows:

                  Notwithstanding the foregoing paragraph, in the event that the Seller terminates this Agreement pursuant to subsection (c) above, and all of the conditions precedent to Buyer's obligations under the Agreement (as set forth in Article VII) have otherwise been satisfied, fulfilled or waived by the party entitled to waive them, then the Buyer shall pay to the Seller an amount equal to $375,000 in immediately available funds by wire transfer to an account or accounts designated by Seller. Any amount payable pursuant to this paragraph shall constitute the Seller's and the Subsidiaries' and Seller Indemnitees' sole and exclusive remedy for any breach of this Agreement by the Buyer (except that this limitation of remedy shall not apply to claims for breaches of Section 12.2 of this Agreement relating to confidentiality).

      This Letter Agreement amends the Purchase Agreement only to the extent set forth herein and does not constitute a change, modification or amendment of any other provision of he Purchase Agreement. From and after the date hereof any and all references to the Purchase Agreement shall be deemed references to the Purchase Agreement as amended hereby.

      If you are in agreement with the foregoing, please so indicate by executing below in the spaces provided.

                                                   Very truly yours,

                                                   MORGAN PRODUCTS LTD.

                                                   By: /s/ Larry R. Robinette
                                                       -------------------------
                                                       Name: Larry R. Robinette
                                                       Title: President & CEO

Accepted and Agreed:


    ADAM WHOLESALERS, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    SUBSIDIARIES:

    ADAM WHOLESALERS OF VIRGINIA, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President

    ADAM WHOLESALERS OF DAYTON, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    ADAM WHOLESALERS OF LOUISVILLE, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    ADAM WHOLESALERS OF NITRO, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    ADAM WHOLESALERS OF INDIANAPOLIS, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    ADAM WHOLESALERS OF ST. LOUIS, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    ADAM WHOLESALERS OF CINCINNATI, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President

    ADAM WHOLESALERS OF TOLEDO, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    ADAM WHOLESALERS OF DENVER, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    ADAM WHOLESALERS OF PHOENIX, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    ADAM WHOLESALERS OF KIRKWOOD, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    ADAM WHOLESALERS OF CARLISLE, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President


    ADAM WHOLESALERS OF WOODBURY HEIGHTS, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
    Name: George E. Thurner, Jr.
    Title: President

                              MORGAN PRODUCTS LTD.
                                469 McLaws Circle
                             Williamsburg, VA 23185

                                February __, 1999

Adam Wholesalers, Inc.
3005 E. Kemper Road
Cincinnati, Ohio 45241

Attention: George E. Thurner, Jr., President

                             Re:  Amendment No. 2 to Purchase Agreement

Ladies and Gentlemen:

      Reference is made to that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of December 22, 1998, as amended, by and among Morgan Products Ltd., Adam Wholesalers, Inc. ("Adam") and certain subsidiaries of Adam listed on the signature page to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

      The parties to this letter (this "Letter Agreement") hereby agree as follows:

      1. The phrase "ten (10) calendar days following the Closing Date" shall be deleted from Section 1.4(a) and replaced with the phrase "thirty (30) calendar days following the Effective Date".

      2. The phrase "as defined in Schedule 1.1(a)" shall be deleted from
Section 1.4(a) and replaced with the phrase "as defined in Schedule 1.4,1".

      3. The second sentence of Article II of the Purchase Agreement is hereby deleted in its entirety and in place therefor shall be: The Transactions contemplated by this Agreement will take financial effect (regardless of Closing
Date) as of 12:01 AM on January 1, 1999 (the "Effective Date").

      4. The term "Closing Date" shall be deleted and replaced with the term "Effective Date" in the following locations of the Purchase Agreement where the term "Closing Date" currently appears:

      (i)   the fourth and fifth lines of Section 1.4(a);

      (ii)  the second line of Schedule 1.2(a);

      (iii) the fifth and sixth lines of Schedule 1.2(b)(Closing Date to be replaced with Effective Date in line six only at the first instance where Closing Date appears); and

      (iv)  the second and third lines of Schedule 1.4,2(b).

      5. The phrase "midnight on the Closing Date" shall be deleted and replaced with the phrase "the Effective Date" in the following locations of the Purchase Agreement where the phrase "midnight on the Closing Date" currently appears:

      (i)   the second line of Schedule 1.4,1(a);

      (ii)  the first and second lines of Schedule 1.4,1(b); and

      (iii) the second line of Schedule 1.4,1(c).

      6. The phrase "date of the Closing" shall be deleted and replaced with the phrase "Effective Date" in the following locations of the Purchase Agreement where the phrase "date of the Closing" currently appears:

      (i)   the third line of Section 9.2;

      (ii)  the sixth line of Section 9.2; and

      (iii) the seventh and eighth lines of Section 9.2.

      7. The last sentence of Schedule 1.2(b) is hereby deleted in its entirety and in place therefor shall be:

      On the Closing Date, the Seller shall deliver to the Buyer a true, correct and complete In-Transit Inventory Listing as of the Effective Date. The Seller shall also deliver to the Buyer, at the Closing, a separate in-transit inventory listing, as of the Closing Date, which shall include all trade accounts payable (whether or not any invoice therefor has been received by the Seller or any Subsidiary) due in respect of Inventory of the Business ordered in the ordinary course of business, consistent with past practice, which Inventory has either not yet been shipped out from the supplier as of the Closing Date or is in transit and has not yet been delivered as of the Closing Date.

      8. A new Section 1.6 shall be added to the Purchase Agreement as follows:

      1.6 Post Closing Schedules.

            (a) Preparation. As promptly as practicable, but in any event within ten (10) calendar days following the Closing Date, the Buyer and the Seller shall prepare, jointly and in cooperation with their accountants, the following schedules (the "Post-Closing Schedules"):

                  (i) Listing as of the Closing Date indicating which of the uncollected accounts receivable as of the Effective Date remain uncollected as of the Closing Date;

                  (ii) An accounts payable trial balance of the Business as of the Closing Date that consists of purchases from the Effective Date through the Closing Date;

                  (iii) An accounts receivable trial balance of the Business as of the Closing Date that consists of sales from the Effective Date through the Closing Date;

                  (iv) A detailed listing of expenses of the Business incurred on behalf of the Buyer from the Effective Date through the Closing Date (calculated in accordance with GAAP) (the "Expenses"); and

                  (v) A listing of cash received by the Business in respect of sales occurring from the Effective Date through the Closing Date (the "Cash").

            (b) Cooperation. During the preparation of the Post-Closing Schedules and any period of dispute with respect thereto, each of the Seller and the Buyer shall cooperate with the other party and provide the other party with access to all books, records and personnel as the other party reasonably requests.

            (c) Disputes. In the event that, by the end of twenty (20) says following the Closing Date the parties cannot come to final, written agreement with respect to the conclusive Post-Closing Schedules, either party may, by written notice to the other party, submit all unresolved disputes to Ernst & Young LLP in Chicago, Illinois. The parties shall instruct the arbitrator to issue its determination within fifteen (15) days of its engagement. The arbitrator shall determine who shall bear the costs of arbitration and/or in what proportions. The determination of the arbitrator shall be final, binding and conclusive upon the parties.

            (d) Adjustments.

                  (i) The Buyer shall pay to the Seller an amount equal to the Expenses.

                  (ii) The Seller shall pay to the Buyer an amount equal to the Cash.

            (e) Payments. Payments to be made pursuant to (d) above shall be paid within three (3) Business Days of the Post-Closing Schedules. Such amounts shall be paid in cash by wire transfer in immediately available funds.

      This Letter Agreement amends the Purchase Agreement only to the extent set forth herein and does not constitute a change, modification or amendment of any other provision of he Purchase Agreement. From and after the date hereof any and all references to the Purchase Agreement shall be deemed references to the Purchase Agreement as amended hereby.

      If you are in agreement with the foregoing, please so indicate by executing below in the spaces provided.

                                                   Very truly yours,

                                                   MORGAN PRODUCTS LTD.

                                                   By: /s/ Larry R. Robinette
                                                       -------------------------
                                                       Name: Larry R. Robinette
                                                       Title: President & CEO

Accepted and Agreed:

    ADAM WHOLESALERS, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    SUBSIDIARIES:

    ADAM WHOLESALERS OF VIRGINIA, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President

    ADAM WHOLESALERS OF DAYTON, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF LOUISVILLE, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF NITRO, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF INDIANAPOLIS, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF ST. LOUIS, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF CINCINNATI, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF TOLEDO, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President

    ADAM WHOLESALERS OF DENVER, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF PHOENIX, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF KIRKWOOD, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF CARLISLE, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF WOODBURY HEIGHTS, INC.

    By: /s/ George E. Thurner, Jr.
        -------------------------------------
        Name: George E. Thurner, Jr.
        Title: President

                              MORGAN PRODUCTS LTD.
                                469 McLaws Circle
                             Williamsburg, VA 23185

                                February 19, 1999

Adam Wholesalers, Inc.
3005 E. Kemper Road
Cincinnati, Ohio 45241

Attention: George E. Thurner, Jr., President

                             Re:  Amendment No. 3 to Purchase Agreement

Ladies and Gentlemen:

      Reference is made to that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of December 22, 1998, as amended, by and among Morgan Products Ltd. (the "Buyer"), Adam Wholesalers, Inc. ("Adam") and certain subsidiaries of Adam listed on the signature page to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

      The parties to this letter (this "Letter Agreement") hereby agree as follows:

      1. The phrase "thirty (30) calendar days following the Effective Date" shall be deleted from Section 1.4(a) of the Purchase Agreement and replaced with the phrase "ten (10) calendar days following the Closing Date".

      2. Schedule 3.1 to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

      3. Exhibit B attached hereto shall be added to Schedule 3.3 to the Purchase Agreement.

      4. Schedule 3.17 to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

      5. George E. Thurner, Jr. will accept a payment in cash of Three Hundred Thousand Dollars ($300,000.00) from the Buyer in lieu and in full and total satisfaction of a grant of any stock options referred to in Section 1.3(b) of the Purchase Agreement.

      6. The lease by and between CFC Investment Company and Adam Wholesalers of Indianapolis dated 2/27/98 shall be deemed to be a Material Contract under the Purchase Agreement and the phrase "(iii) Lease by and between CFC Investment

            Company and Adam Wholesalers of Indianapolis dated 2/27/98; Lease by and between Ameritech Credit Corporation and Adam Wholesalers, Inc. dated 5/1/96 and Lease by and between Ameritech Credit Corporation and Adam dated 8/1/96" shall be added to Schedule 1.2(a) of the Purchase Agreement.

      7. The phrase "* Notwithstanding anything to the contrary contained in this Agreement, under no circumstances will the Buyer be required to assume liability for the following equipment leases: (i) Lease by and between CFC Investment Company and Adam Wholesalers of Indianapolis dated 2/27/98; (ii) Lease by and between Ameritech Credit Corporation and Adam Wholesalers, Inc. dated 5/1/96 and (iii) Lease by and between Ameritech Credit Corporation and Adam Wholesalers, Inc. dated 8/1/96. Buyer will, however, consider, in its sole discretion, whether to assume said lease obligations" is hereby deleted from Schedule 1.2 of the Purchase Agreement.

      This Letter Agreement amends the Purchase Agreement only to the extent set forth herein and does not constitute a change, modification or amendment of any other provision of the Purchase Agreement. From and after the date hereof any and all references to the Purchase Agreement shall be deemed references to the Purchase Agreement as amended hereby.

      If you are in agreement with the foregoing, please so indicate by executing below in the spaces provided.

                                                   Very truly yours,

                                                   MORGAN PRODUCTS LTD.

                                                   By: /s/ Larry R. Robinette
                                                       -------------------------
                                                       Name: Larry R. Robinette
                                                       Title: President & CEO

Accepted and Agreed:

    ADAM WHOLESALERS, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    SUBSIDIARIES:

    ADAM WHOLESALERS OF VIRGINIA, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF DAYTON, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF LOUISVILLE, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF NITRO, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF INDIANAPOLIS, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF ST. LOUIS, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President

    ADAM WHOLESALERS OF CINCINNATI, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF TOLEDO, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF DENVER, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF PHOENIX, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF KIRKWOOD, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President


    ADAM WHOLESALERS OF CARLISLE, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President

    ADAM WHOLESALERS OF WOODBURY HEIGHTS, INC.

    By: /s/ George E. Thurner, Jr.
        ------------------------------------
        Name: George E. Thurner, Jr.
        Title: President